EXHIBIT 10.2

                                 PROMISSORY NOTE

$ 260,000,000                                               December 15, 2000


         FOR VALUE RECEIVED, the undersigned CEDARS LA LLC, HERALD SQUARE LLC and INDIANA AVENUE LLC, each a Delaware limited liability company, and BRIDGEPOINT PROPERTY TRUST, LAKEWOOD PROPERTY TRUST and 1600 MARKET STREET PROPERTY TRUST, each a Maryland real estate investment trust (each, a "Borrower" and, collectively, the "Borrowers") jointly and severally, promise to pay to the order of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (together with its successors and assigns, "Lender"), at 100 Church Street, 18th Floor, New York, New York 10080, or such other place as Lender may designate in writing, the principal sum of Two Hundred Sixty Million and 00/100 Dollars ($260,000,000), with interest on the unpaid principal balance from the date of this Note, until paid, at the Interest Rate (as hereinafter defined) in effect from time to time hereunder. This Promissory Note may be referred to herein as the "Note," and the loan evidenced hereby may be referred to herein as the "Loan."

         PAYMENTS OF PRINCIPAL AND INTEREST. The Borrowers shall make a payment on the date hereof to Lender of interest only on the outstanding principal balance of this Note at the Interest Rate (hereinafter defined), from the date hereof through and including the last day of the calendar month in which this
Note is executed. Commencing on February 1, 2001 (the "First Payment Date") and on the first day of each calendar month (each, a "Payment Date") thereafter to and including the Maturity Date (hereinafter defined), the Borrowers shall make payments to Lender of principal and interest in consecutive monthly installments, each in the amount of One Million Six Hundred Ninety-Seven Thousand Four Hundred Thirty and 85/100 Dollars ($1,697,430.85) (the "Monthly Debt Service Payment Amount"). Each payment shall be applied first to accrued and unpaid interest and the balance to principal. The entire outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other amounts due hereunder and under the other Loan Documents (collectively the "Debt") if not sooner paid, shall be due and payable on January 31, 2011 (the "Maturity Date").

         Interest on the principal sum of this Note shall be calculated on the basis of a 360 day year, and shall be charged for the actual number of days elapsed during any month or other accrual period. Interest on this Note shall be payable in arrears.

         DEFINITIONS. The term "Interest Rate" as used in this Note shall mean six and eight hundred fourteen one-thousandths percent (6.814%) per annum.

         SECURITY; LOAN DOCUMENTS. This Note is being executed and delivered pursuant to that certain Loan and Security Agreement, dated as of the date hereof (the "Loan Agreement"), between the Borrowers and Lender and is secured by, among other things, that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and those certain Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings, each dated as of the date hereof (collectively, the "Instruments"), executed by the Borrowers, encumbering the fee interests and ground lessee's interests of the respective
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Borrowers  in and to certain  properties  more  particularly  described  therein
(collectively,   the   "Properties").   This  Note,  the  Loan  Agreement,   the
Instruments, and all other documents or instruments given by the Borrowers or any guarantor and accepted by Lender for purposes of evidencing, securing, perfecting, or guaranteeing the indebtedness evidenced by this Note may be referred to as the "Loan Documents." Capitalized terms used but not otherwise defined herein but defined in the Loan Agreement shall have the respective meanings given thereto in the Loan Agreement.

         DEFEASANCE.

         A. Notwithstanding anything to the contrary contained in this Note, the Instruments or the Loan Documents, at any time after the second (2nd) anniversary of the date that is the "startup day," within the meaning of Section 860G of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds this Note, the Borrowers shall have the right to defease all or any portion of the Loan evidenced by this Note with U.S. Government Securities (a "Defeasance");
provided that a partial Defeasance of this Note shall be permitted only in connection with the release of one or more of the Properties from the lien of the Instruments and the other Loan Documents in accordance with Section 11.4 of the Loan Agreement and upon the satisfaction of the following conditions precedent (all of which conditions shall become covenants upon occurrence of the Defeasance):

               (i) The  Borrowers  shall  provide to Lender not less than thirty
(30) days' prior written notice specifying a Payment Date on which the Defeasance Deposit (hereinafter defined) is to be made (the date so specified may be referred to as the "Defeasance Election Date").

               (ii) The Borrowers shall pay to Lender on the Defeasance Election Date all interest accrued and unpaid on the outstanding principal amount of this Note due through the Defeasance Election Date and the scheduled principal amortization payment due on such Defeasance Election Date, together with all other amounts, if any, then due and payable under this Note, the Instruments and the other Loan Documents.

               (iii) The Borrowers shall irrevocably deposit with Lender an amount of U.S. Government Securities (hereinafter defined) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due dates of the payments owing hereunder, cash in an amount sufficient, without reinvestment, in the opinion of a firm of independent certified public accountants reasonably acceptable to Lender expressed in a written certification thereof delivered to Lender (the "CPA Certificate"), (1) with respect to a total Defeasance, to pay and discharge the Scheduled Defeasance Payments (hereinafter defined) for the principal balance of this Note or (2) with respect to a partial Defeasance in connection with the release of one or more Properties, to pay and discharge the Scheduled Defeasance Payments relating to the Release Price for such Property or Properties (the U.S. Government Securities so deposited together with any interest or other increase from the issuer of the securities earned thereon, and any replacements thereof, shall be referred to herein as the "Defeasance Deposit"). All such U.S. Government Securities, if in registered form, shall be registered in the name of Lender or its nominee (and, if registered in nominee name endorsed to Lender or in blank) and, if issued in book-entry form, the name of Lender or its

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nominee shall appear as the owner of such securities on the books of the Federal
Reserve Bank or other party maintaining such book-entry system.

               (iv) The Borrowers shall cause the following to be delivered to Lender on or prior to the Defeasance Election Date, all in form and substance satisfactory to Lender in its reasonable discretion:

                    (a) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the Defeasance Deposit (the "Defeasance Security Agreement");

                    (b) the CPA Certificate;

                    (c) a certificate of the Borrowers certifying that all requirements for the Defeasance set forth herein have been satisfied;

                    (d) an opinion of counsel for the Borrowers in form and substance reasonably satisfactory to Lender to the effect that (i) Lender has a perfected first priority security interest in the Defeasance Deposit, (ii) the holder of this Note will not recognize income, gain or loss for United States federal income tax purposes as a result of the Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Defeasance had not occurred,
(iii) any holder, trustee or custodian of this Note which is a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code will not fail to maintain its status as such as a result of the Defeasance and (iv) the Defeasance Security Agreement is enforceable against the Borrowers in accordance with its terms;

                    (e) evidence in writing from the applicable Rating Agencies for any Securities backed in whole or in part by this Note, to the effect that the Defeasance will not result in a downgrading, withdrawal, or qualification of the ratings in effect immediately prior to such Defeasance for any class of such then outstanding Securities;

                    (f) evidence reasonably satisfactory to Lender that each of the Borrowers remains validly existing and in good standing under the laws of the state where it is organized and qualified to do business in the state where its respective Property is located; and the Borrowers shall maintain such existence during the time thereafter when this Note shall be outstanding (unless a Successor Borrower (hereinafter defined) assumes the obligations of each of the Borrowers or the Defeasing Borrower(s) (hereinafter defined), as the case may be, under this Note); and

                    (g) a certificate of the Borrowers certifying that all of the representations, and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the Defeasance Election Date and ratifying all of the covenants and obligations of the Borrowers under the Loan Documents as of such date and such other certificates, documents or instruments as Lender may reasonably request or as may be required by the Rating Agencies referred to above, provided that such certificates, documents or instruments shall not increase the Borrowers' obligations or decrease the Borrowers' rights under the Loan Documents.

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               (v)  Either  (i)  each of the  Borrowers,  in the case of a total
Defeasance, or the Defeasing Borrower(s), in the case of a partial Defeasance, shall deliver to Lender a certificate stating that at all times following the Defeasance, the Borrowers or the Defeasing Borrower(s), as the case may be, shall have no interest in any assets other than the Defeasance Deposit, or (ii) such Borrowers shall satisfy all of the requirements of Section C below.

               (vi) The Borrowers shall pay to Lender all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in connection with the Defeasance.

               (vii) In the event only a portion of the Loan  evidenced  by this
Note is the subject of the Defeasance in connection with the release of any Lien of any applicable Instrument on one or more individual Properties under Section
11.4 of the Loan Agreement, the Borrowers shall execute and deliver all necessary documents to amend and restate this Note and issue two substitute promissory notes therefor: one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and one note having a principal balance equal to the undefeased portion of the original Note (the "Undefeased Note"). The Defeased Note and the Undefeased Note shall have identical terms as the original Note (and the Defeased Note and the Undefeased Note or Notes shall be cross-defaulted with each other), except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance. An Undefeased Note may be the subject of a further Defeasance in accordance with the terms of this Note (the term "Note", as used above in this clause (vii) for these purposes, being deemed to refer to the Undefeased Note that is the subject of further defeasance); provided, however, that no such partial Defeasance shall take place unless the conditions hereof and the conditions of Section 11.4 of the Loan Agreement are satisfied.

         B. Upon compliance with the requirements of Section A above and compliance with the requirements of Section 11.4 of the Loan Agreement, Lender shall cause each of the Properties, in the case of a total Defeasance, or each Defeased Property (as hereinafter defined), in the case of a partial Defeasance, to be released from the lien of the applicable Instruments, the obligations under the Loan Documents with respect to the Properties or each Defeased Property, as the case may be, shall no longer be applicable, and the Defeasance Deposit shall be the sole source of collateral securing this Note or the Defeased Note, as the case may be. Lender shall apply the Defeasance Deposit and the payments received therefrom to the payment of all scheduled principal and interest payments due on all successive Payment Dates under this Note or the Defeased Note, as the case may be, after the Defeasance Election Date to and including the Maturity Date and to payment of the entire remaining Debt or the entire remaining principal balance, accrued and unpaid interest and other sums due under the Defeased Note, as the case may be, on the Maturity Date (collectively, the "Scheduled Defeasance Payments"). The Borrowers, pursuant to the Defeasance Security Agreement or other appropriate document, shall direct that the payments received from the Defeasance Deposit shall be made directly to Lender and applied to satisfy the obligations of the Borrowers under this Note or the Defeased Note.

         C. If, after the Defeasance, the Borrowers, in the case of a total Defeasance, or the Defeasing Borrower(s) (as hereinafter defined), in the case of a partial Defeasance, will own any assets other than the Defeasance Deposit, the Borrowers or Defeasing Borrower(s), as the case may be, shall establish or designate a single-purpose, bankruptcy-remote successor entity

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acceptable  to  Lender  (the  "Successor  Borrower"),  with  respect  to which a nonconsolidation opinion reasonably satisfactory in form and substance to Lender and any applicable Rating Agencies shall be delivered to Lender and such Rating Agencies in which case the Borrowers or Defeasing Borrower(s), as the case may be, shall transfer and assign to the Successor Borrower all of their respective obligations, rights and duties under this Note and the Defeasance Security Agreement, together with the pledged Defeasance Deposit. The Successor Borrower shall assume the obligations of the Borrowers or Defeasing Borrower(s), as the case may be, under this Note and the Defeasance Security Agreement, and such Borrower(s) shall be relieved of their respective obligations hereunder and thereunder. Each of the Borrowers or the applicable Defeasing Borrower(s), as the case may be, shall pay not less than $1,000 to the Successor Borrower as consideration for assuming such Borrower obligations.

         D. As used herein, the following terms shall have the following meanings:

               (i) "Defeased Property" shall mean any Property being released from the lien of the Instrument relating to such Property pursuant to a partial Defeasance in accordance with the provisions of this Note and Section 11.4 of the Loan Agreement.

               (ii) "U.S. Government  Securities" shall mean securities that are
(i) direct obligations of the United States of America for the full and timely payment of which its full faith and credit is pledged or (ii) obligations of an entity controlled or supervised by and acting as an agency or instrumentality and guaranteed as a full faith and credit obligation which shall be fully and timely paid by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the United States Securities Act)) as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt.

               (iii) "Defeasing Borrower" shall mean the Borrower owning or leasing, as the case may be, a Defeased Property.

               (iv) "Release Price" shall mean, with respect to any Defeased Property, an amount equal to 125% of the Allocated Loan Amount relating to such Defeased Property.

         E. If, after payment in full of all obligations evidenced by this Note or any other of the Loan Documents, any of the Defeasance Deposit remains, then on request by the Borrowers such remaining balance of the Defeasance Deposit shall be returned to the Borrowers (or to the Successor Borrower, as the case may be) or Lender shall assign to the Borrowers (or the Successor Borrower) all of Lender's right, title, and interest in the Government Securities constituting the Defeasance Deposit.

         PREPAYMENT; PREPAYMENT CONSIDERATION. If any prepayment (except as expressly permitted in this Note) of all or any portion of the principal balance hereunder occurs,

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whether in connection with Lender's acceleration of the unpaid principal balance of this Note or in any other circumstances whatsoever, or if any Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, then the Borrowers shall be obligated to pay the Prepayment Consideration. The foregoing shall not create any right of prepayment. The Borrowers shall have no right whatsoever to prepay all or any portion of the principal balance of this Note, except only as follows:

               (i) The Borrowers shall have the right to prepay and shall not be required to pay any Prepayment Consideration or any other early payment penalty or premium with respect to prepayment required by Lender pursuant to the Loan Agreement as a result of the application of insurance proceeds or condemnation awards under the Loan Agreement.

               (ii) Further, provided no Event of Default has occurred and is continuing hereunder or under any of the Loan Documents and provided that the Borrowers provide not less than thirty (30) days' prior written notice thereof to Lender, the Borrowers shall have the right to pay all (but not less than all) obligations then outstanding under this Note and the other the Loan Documents, including the prepayment of all principal, all accrued and unpaid interest hereunder and any and all other sums then due under this Note and the other Loan Documents on any Payment Date on or after August 1, 2010. In such case, there shall be no Prepayment Consideration or other early payment penalty or premium due, except that if any such prepayment occurs on any day other than a Payment Date, then in addition to the prepayment amount the Borrowers also shall pay to Lender the amount of interest that would have accrued under the Note on the amount being prepaid from and including the prepayment date to the next Payment Date.

                  The "Prepayment Consideration" shall be the amount equal to the greater of (i) one percent (1%) of the Loan balance at the time of prepayment or (ii) the positive difference, if any, between (a) the present value on the date of such prepayment (by acceleration or otherwise) of all future installments of principal and interest which the Borrowers would otherwise be required to pay under this Note from the date of such prepayment until the Maturity Date absent such prepayment, including payment of the entire remaining principal balance due upon the Maturity Date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis" pursuant to the standards and practices of the Securities Industry Association), on the date of such prepayment of the United States Treasury Security having the term to maturity closest to the period from such prepayment date to the Maturity Date and (b) the principal balance of the Loan on the date of such prepayment.

         THE BORROWERS HEREBY EXPRESSLY WAIVE THE RIGHT TO PREPAY THE INDEBTEDNESS EVIDENCED HEREBY IN WHOLE OR PART WITHOUT PENALTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND EXPRESSLY AGREE TO PAY THE AMOUNTS REQUIRED HEREIN IN THE EVENT OF AN ACCELERATION. THE BORROWERS AGREE THAT THE PREPAYMENT CONSIDERATION REQUIRED HEREIN IS REASONABLE. THE BORROWERS HAVE GIVEN INDIVIDUAL WEIGHT TO THE CONSIDERATION IN THIS TRANSACTION FOR THIS WAIVER AND

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AGREEMENT.  THE BORROWERS  HEREBY  EXPRESSLY WAIVE THE BENEFIT OF ANY APPLICABLE
LAW TO THE CONTRARY.

         EVENTS OF DEFAULT; ACCELERATION. Upon and at any time following the occurrence of any Event of Default (as defined in the Loan Agreement), then at the option of Lender and without notice, the entire principal amount and all interest accrued and outstanding hereunder and all other amounts outstanding under any of the Loan Documents shall at once become due and payable, and Lender may exercise any and all of its rights and remedies under any of the Loan Documents or pursuant to applicable law. The holder hereof may so accelerate such obligations and exercise such remedies at any time after the occurrence of any Event of Default, regardless of any prior forbearance.

         LATE CHARGES; DEFAULT INTEREST. If an Event of Default relating to non-payment of any principal, interest or other sums due under this Note or under any of the other Loan Documents shall occur, then the Borrowers shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to five percent (5%) of such principal, interest or other sums due hereunder or under any other Loan Document (or, in the case of a partial payment, the unpaid portion thereof), such late charge to be immediately due and payable without demand by Lender.

         Upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan, the outstanding principal balance of this Note shall bear interest until paid in full at a rate per annum (the "Default Rate") equal to the sum of (i) five percent (5%) and
(ii) the Interest Rate otherwise applicable under this Note.

         The Borrowers agree that such late charges and Default Rate of interest are reasonable and do not constitute a penalty.

         LAWFUL INTEREST. The parties hereto intend to conform strictly to the applicable usury laws. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereof hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced automatically to the maximum amount permitted by applicable law. If Lender shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount (without any Prepayment Consideration or any other early payment penalty or premium) owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between the Borrowers and Lender.

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         CERTAIN RIGHTS AND WAIVERS.  From time to time,  without  affecting the obligation of the Borrowers or their successors or assigns to pay the outstanding principal balance of this Note, interest thereon and other amounts due hereunder and to observe the covenants contained herein, in the Loan Agreement, the Instruments or in any other Loan Document, without affecting the guaranty of any person or entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of any Borrower or its successors or assigns or any guarantors or indemnitor, and without liability on the part of Lender, Lender may, at its option, extend the time for payment of the outstanding principal balance of this Note or any part thereof, reduce the payments thereon, release anyone liable for payment of all or a portion of said indebtedness, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

         Presentment, notice of dishonor, and protest are hereby waived by the Borrowers and all makers, sureties, guarantors and endorsers hereof. This Note shall be binding upon the Borrowers and their successors and assigns.

         EACH BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, THE INSTRUMENTS, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

         ASSIGNMENT AND TRANSFER OF NOTE. Lender shall have the right to assign or transfer, in whole or in part (including the right to grant participation interests in) any or all of its obligations under this Note, the Loan Agreement, the Instruments and any or all of the other Loan Documents. Lender shall be released of any obligations to the extent that the same are so assigned or transferred, and the rights and obligations of "Lender" hereunder shall become the rights and obligations of the transferee holder. Lender agrees to provide the Borrowers with notice of any such assignment and in no event shall the Borrowers' monetary obligations hereunder or under the other Loan Documents be increased as a result of such assignment (except in accordance with Section 10.2 of the Loan Agreement); provided, however, that no Borrower's consent shall be required in connection with any such assignment and no failure or delay by Lender in delivering such notice shall limit the effectiveness of such assignment.

         LIMITATION ON RECOURSE. Lender's rights of recourse for the obligations of the Borrowers hereunder are limited in accordance with Article XII of the Loan Agreement. This provision shall not limit any rights of Lender under the Guaranty of Non-Recourse Exceptions or the Environmental Indemnity Agreement, each dated as of the date hereof.

         ATTORNEYS' FEES, COSTS OF COLLECTION. The Borrowers shall pay to Lender on demand all out-of-pocket costs and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in collecting the indebtedness arising hereunder or under any other

Loan Documents or secured thereby or otherwise exercising any rights or remedies of Lender hereunder or thereunder or at law or in equity or enforcing the obligations of any parties hereto or thereto, or as a consequence of any breach or default by any Borrower or any guarantor hereunder or thereunder, or otherwise as a consequence of any right evidenced or secured by this Note or the Loan Documents. Without limitation, such costs and expenses to be reimbursed by the Borrowers shall include reasonable attorneys' fees and expenses incurred in any Bankruptcy case or proceeding and in any appeal.

         APPLICABLE LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York and applicable federal law.

         TIME OF ESSENCE. Time shall be of the essence as to all of the terms, covenants and conditions of this Note. If the due date of any payment due hereunder or under any of the other Loan Documents shall fall on a day other than a Business Day, the Borrowers shall be required to make such payment on the next succeeding Business Day.


                        [NO ADDITIONAL TEXT ON THIS PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

                                    BORROWERS:


                                    BRIDGEPOINT PROPERTY TRUST,
                                      a Maryland real estate investment trust



                                    By:     /s/ John A. Mannix
                                            Name:  John A. Mannix
                                            Title:  President


                                    CEDARS LA LLC,
                                      a Delaware limited liability company



                                    By:     /s/ John A. Mannix
                                            Name:  John A. Mannix
                                            Title:  President


                                    HERALD SQUARE LLC,
                                      a Delaware limited liability company



                                    By:     /s/ John A. Mannix
                                            Name:  John A. Mannix
                                            Title:  President


                                    INDIANA AVENUE LLC,
                                      a Delaware limited liability company



                                    By:     /s/ John A. Mannix
                                            Name:  John A. Mannix
                                            Title:  President

                                    LAKEWOOD PROPERTY TRUST,
                                      a Maryland real estate investment trust



                                    By:     /s/ John A. Mannix
                                            Name:  John A. Mannix
                                            Title:  President


                                    1600 MARKET STREET PROPERTY TRUST,
                                      a Maryland real estate investment trust



                                    By:     /s/ John A. Mannix
                                            Name:  John A. Mannix
                                            Title:  President